                                  EXHIBIT 21

                             OWENS-ILLINOIS, INC.

                        SUBSIDIARIES OF THE REGISTRANT

The Registrant had the following subsidiaries at December 31, 1999 (subsid-iaries are indented following their respective parent companies):

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
Owens-Illinois Group, Inc.                                 Delaware
   OI Health Care Holding Corp.                            Delaware
   OI General Finance Inc.                                 Delaware
   OI Closure FTS Inc.                                     Delaware
      Specialty Packaging Licensing Company Limited        Delaware
      Owens-Illinois Closure Inc.                          Delaware
         Product Design & Engineering, Inc.                Minnesota
         O-I Brazil Closure Inc.                           Delaware
            OI Tampas do Brasil Ltda.                      Brazil
   Closure & Packaging Services, Ltd.                      Guernsey
      Closure & Packaging Services (U.K.) Ltd.             United Kingdom
      Closure & Packaging Services (Antilles) N.V.         Netherlands
                                                               Antilles
         Closure & Packaging Services (Netherlands) B.V.   Netherlands
   OI Plastic Products FTS Inc.                            Delaware
      Owens-Illinois Prescription Products Inc.            Delaware
         OI Medical Inc.                                   Delaware
            MARC Industries, Inc.                          Delaware
               EntraCare Corporation                       Kansas
               MARC Medical Inc.                           Kansas
               Precision Medical Molding, Inc.             Missouri
               K&M Plastics, Inc.                          Kansas
               Specialty Packaging Products de Mexico,
                     S.A. de C.V.                          Mexico
            OI Medical Holdings Inc.                       Delaware
               Anamed International, Inc.                  Nevada
               Martell Medical Products, Inc.              California
               Owens-BriGam Medical Company                Delaware
               Owens-BriGam de Mexico                      Mexico
               BriGam, Inc.                                North Carolina
                  BriGam Medical Inc.                      North Carolina
                  BriGam Ventures, Inc.                    North Carolina
      Owens-Brockway Plastic Products Inc.                 Delaware
         Owens-Illinois Specialty Products
               Puerto Rico, Inc.                           Delaware
         OI Regioplast STS Inc.                            Delaware
            Regioplast S.A. de C.V.                        Mexico

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
         OI Australia Inc.                                 Delaware
            Continental PET Holdings Pty. Ltd.             Australia
               ACI America Holdings Inc.                   Delaware
                  Continental PET Technologies Inc.        Delaware
                     Continental PET Technologies de
                           Mexico, S.A. de C.V.            Mexico
                     Continental PET Technologies
                           Magyaoroszag Kft.               Hungary
                     Continental PET do Brasil Ltda.       Brazil
      Owens-Illinois Labels Inc.                           Delaware
      OI Venezuela Plastic Products Inc.                   Delaware
         OI Plasticos de Venezuela C.A.                    Venezuela
   OI General FTS Inc.                                     Delaware
      OI Castalia STS Inc.                                 Delaware
      OI Levis Park STS Inc.                               Delaware
      OI AID STS Inc.                                      Delaware
      Owens-Illinois Leasing, Inc.                         Delaware
      Owens-Illinois General Inc.                          Delaware
         Owens Insurance, Ltd.                             Bermuda
         OI Holding Company, Inc.                          Ohio
         Owens-Illinois Foreign Sales Corp.                Virgin Islands
         Harbor Capital Advisors, Inc.                     Delaware
            HCA Securities, Inc.                           Delaware
            Harbor Transfer, Inc.                          Delaware
         Universal Materials, Inc.                         Ohio
   Owens-Brockway Packaging, Inc.                          Delaware
      OI Ione STS Inc.                                     Delaware
      Owens-Brockway Glass Container Inc.                  Delaware
         Brockway Realty Inc.                              Pennsylvania
         Brockway Research Inc.                            Delaware
         OI Auburn Inc.                                    Delaware
         Seagate, Inc.                                     Ohio
         OIB Produvisa Inc.                                Delaware
         OI Consol STS Inc.                                Delaware
         OI California Containers Inc.                     California
         OI Puerto Rico STS Inc.                           Delaware
            Owens-Illinois de Puerto Rico                  Ohio
         OI Venezuela STS Inc.                             Delaware
            Owensglass & Cia                               Venezuela
               Centro Vidriero de Venezuela, C.A.          Venezuela
               Manufacturera de Vidrios Planos, C.A.       Venezuela
               OIV Holding, C.A.                           Venezuela
                  Owens-Illinois de Venezuela, C.A.        Venezuela
                     Fabrica de Vidrio Los Andes, C.A.     Venezuela
               Owens-Illinois Ventas, S.A.                 Venezuela

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
         OI Peldar STS Inc.                                Delaware
            OI Latin America Inc.                          Delaware
               OI Ecuador STS Inc.                         Delaware
                  Cristaleria del Ecuador, S.A.            Ecuador
               OI Peru STS Inc.                            Delaware
                  Vidrios Industriales S.A.                Peru
         OI Brazil Inc.                                    Delaware
            Owens-Illinois International B.V.              Netherlands
               Cristaleria Peldar, S.A.                    Colombia
               Sao Raimundo Administracao, Participacoes
                     e Representacoes, Limitada            Brazil
                  Companhia Industrial Sao Paulo e Rio     Brazil
               OI Finnish Holdings Oy                      Finland
                  Ryttylan Muovi Oy                        Finland
                  Karhulan Lasi Oy                         Finland
                  A/S Jarvakandi Klaas                     Estonia
               PET Technologies B.V.                       Netherlands
               Owens-Illinois China Holdings B.V.          Netherlands
                  ACI Qingdao Plastic Packaging Co. Ltd.   China
         OI Machineworks Inc.                              Delaware
            O-I Europe (Machinery and Distribution)
                  Limited                                  United Kingdom
         OI Overseas Management Company Limited            Delaware
            United Glass Group Ltd.                        United Kingdom
               United Glass, Limited                       United Kingdom
                  PET Technologies Limited                 United Kingdom
         OI Poland Inc.                                    Delaware
            Huta Szkla Jaroslaw S.A.                       Poland
            Huta Szkla Antoninek Sp.zo.o                   Poland
         OI Hungary Inc.                                   Delaware
            United Hungarian Glass Containers Kft.         Hungary
         OI International Holdings Inc.                    Delaware
            OI Glass Holdings B.V.                         Netherlands
               Owens-Illinois International Management
                     & Trading Kft.                        Hungary
                  OI Finance Ltd.                          Ireland
               OI Italia S.r.l.                            Italy
                  AVIR S.p.A.                              Italy
                     Avirunion, a.s.                       Czech Republic
                     Sonator Investments B.V.              Netherlands
                        Vidrieria Rovira, S.A.             Spain
         OI China Inc.                                     Delaware
            Wuhan Owens Glass Container Company Ltd.       China
         OI Thailand Inc.                                  Delaware
            OI Pacific (Machinery and Distribution)
                  Limited                                  Thailand

                                               State/Country of Incorporation
Name                                                  or Organization
----                                           ------------------------------
         Owens-Illinois (Australia) Pty. Ltd.              Australia
            ACI Packaging Services Pty. Ltd.               Australia
               ACI Operations Pty. Ltd.                    Australia
                  ACI Plastics Packaging (Thailand) Ltd.   Thailand
               ACI International Ltd.                      Australia
                  OI Andover Group Inc.                    Delaware
                     The Andover Group Inc.                Delaware
                  Breadalbane Shipping PTE Ltd.            Singapore
                  PT Kangar Consolidated Industries        Indonesia
                  ACI India LLC                            Delaware
                     Owens-Brockway (India) Limited        India
                  Owens-Illinois (NZ) Ltd.                 New Zealand
                     ACI Operations New Zealand Ltd.       New Zealand
                  Owens-Illinois (HK) Ltd.                 Hong Kong
                     ACI Guangdong Ltd.                    Hong Kong
                        ACI Guangdong Glass Company Ltd.   China
                     ACI Shanghai Ltd.                     Hong Kong
                        ACI Shanghai Glass Company Ltd.    China
                     ACI Tianjin Ld.                       Hong Kong
                        ACI Tianjin Mould Company Ltd.     China




























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